Consent of Independent Auditors



The Board of Trustees
Oppenheimer Multi-Sector Income Trust


We consent to the use of our report dated November 21, 1996 included herein.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP


Denver, Colorado
February 18, 1997